Exhibit T3A.5

L04000006567 (Requestor’s Name) (Address) (Address) (City/State/Zip/Phone #) PICK-UP WAIT MAIL (Business Entity Name) (Document Number) Certified Copies Certificates of Status Special Instructions to Filing Officer.  300027488193 01/26/04—01073—006 **155.00 FILD 04 JAN 26 PM 1:52 SECRETARY OF STATE TALAHASSEE, FLORIDA RECEIVED 04 JAN 26 PM 12:17 [ILLEGIBLE] DIVISION OF CORPORATIONS TALLAHASSEE, FLORIDA Office Use Only

CORPORATE ACCESS, INC. 236 East 6th A venue, Tallahassee, Florida 32303 P.O. Box 37066 (32315-7066) ~ (850) 222-2666 or (800) 969-1666. Fax (850) 222-1666 WALK IN PICK UP 1-26-04 Kery CERTIFIED COPY CUS PHOTO COPY. FILING LLC ‘ 1.) Convergence LLC (CORPORATE NAME & DOCUMENT #) 2.) (CORPORATE NAME & DOCUMENT #) 3.) . (CORPORATE NAME & DOCUMENT #) 4.) (CORPORATE NAME & DOCUMENT #) - 5.) (CORPORATE NAME & DOCUMENT #) SPECIAL INSTRUCTIONS “When you need ACCESS to the world” CALL THE FILING AND RETRIEVAL AGENCY DEDICATED TO SERVING YOU!

FILED
04 JAN 26 PM 1:52
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF ORGANIZATION

OF

CONVERGENCE, LLC,

A LIMITED LIABILITY COMPANY

The undersigned, being authorized to execute and file these Articles, hereby certifies that:

ARTICLE I

Name

The name of the Limited Liability Company is Convergence, LLC.

ARTICLE II

Company Address

The mailing address and street address of the principal office of the Limited Liability Company is 6355 Metrowest Boulevard, Suite 248, Orlando, Florida 32835.

ARTICLE III

Registered Agent, Registered Office and Signature of Registered Agent

The name and the Florida street address of the registered agent of the Limited Liability Company is:

Kenneth Taht

6355 Metrowest Boulevard, Suite 248

Orlando, Florida 32835

Having been named as registered agent and to accept service of process for the above-stated Limited Liability Company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity, and I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties. I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S.

/s/ Kenneth Taht
Registered Agent

IN WITNESS WHEREOF, I have signed these Articles of Organization and acknowledged them to be my act this 1st day of January, 2004, which shall be effective upon filing with the Florida Secretary of State.

(In accordance with Section 608.408(3), Florida Statutes, the execution of this affidavit constitutes an affirmation under the penalties of perjury that the facts stated herein are true.)

/s/ Kenneth Taht
Kenneth Taht, Authorized Agent